UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

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(Exact name of registrant as specified in its charter)

Cayman Islands	001-40292	98-1577238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 208

Zephyr Cove, NV 89448

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 954-9665

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A ordinary shares, par value $0.0001 per share	TWOA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2023, two, a Cayman Islands exempted company (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $440,089.65 (the “Extension Funds”) to HC PropTech Partners III LLC, the Company’s sponsor (the “Sponsor”), pursuant to which the Sponsor agreed to loan the Company up to $440,089.65 in connection with the extension of the Company’s termination date from January 1, 2024 to July 1, 2024.

The Company will deposit into the Company’s trust account (the “Trust Account”) $146,696.55 for the first two months (commencing on January 2, 2024 through March 1, 2024) and $73,348.28 for each of the four subsequent calendar months (commencing on March 2, 2024 and on the 2nd day of each subsequent month) until July 1, 2024, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $440,089.65.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination, and (b) the date of the liquidation of the Company.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 29, 2023, the Company held an extraordinary general meeting in lieu of an annual general meeting of shareholders (the “Meeting”), which was previously adjourned on December 27, 2023. At the Meeting, the following proposals were considered and acted upon by the shareholders of the Company:

(a) a proposal to approve, by special resolution, amendments to the Company’s amended and restated memorandum and articles of association (the “Charter Amendments”) to extend the date by which the Company has to consummate an initial business combination from January 1, 2024 to July 1, 2024 (or such earlier date as determined by the Company’s board of directors (the “Board”)) (the “Extension Amendment Proposal”);

(b) a proposal to ratify, by ordinary resolution, the selection by the audit committee of the Board of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (the “Auditor Ratification Proposal”);

(c) a proposal to re-elect, by ordinary resolution of the holders of the Class B ordinary shares of the Company, M. Joseph Beck and Adam Blake as the Class III directors of the Board to hold office until the 2026 annual general meeting of the Company (the “Director Election Proposal”); and

(d) a proposal to approve, by ordinary resolution, the adjournment of the Meeting to a later date or dates or indefinitely, if necessary or convenient, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals or for any other reason in the discretion of the chairperson of the Meeting (the “Adjournment Proposal”).

The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1.	Extension Amendment Proposal

For	Against	Abstain	Broker Non-Votes
8,754,793	204	250	0

Accordingly, the Extension Amendment Proposal was approved.

2.	Auditor Ratification Proposal

For	Against	Abstain	Broker Non-Votes
8,754,993	4	250	0

Accordingly, the Auditor Ratification Proposal was approved.

3.	Director Election Proposal

For	Against	Abstain	Broker Non-Votes
5,239,375	0	0	0

Accordingly, the Director Election Proposal was approved.

As there were sufficient votes at the time of the Meeting to approve each of the above proposals, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to shareholders at the Meeting.

Shareholders holding 808,683 of the Company’s public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $8.6 million (approximately $10.64 per share) will be removed from the Trust Account to pay such holders.

The Charter Amendments became effective on December 29, 2023 upon the approval of the shareholders of the Company, and were subsequently filed by the Company with the Cayman Islands Registrar of Companies. A copy of the Charter Amendments is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendments to the Amended and Restated Memorandum and Articles of Association of the Company
10.1	Promissory Note issued to HC PropTech Partners III LLC, dated December 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

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By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer